UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

____________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01  Regulation FD Disclosure.

On October 15, 2009, First Federal Bank of California (the “Bank”), a wholly-owned subsidiary of FirstFed Financial Corp. (the “Company”), issued a press release announcing certain figures regarding delinquencies in its loan portfolio and providing certain figures related to the Bank’s loan modification program.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 8.01  Other Events.

On October 16, 2009, the Company issued a press release announcing that it has extended the expiration date and consent payment deadline for its cash tender offers and consent solicitations for any and all of its outstanding senior debt securities.  The press release announcing this extension of the expiration date and consent payment deadline is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 15, 2009.
99.2	Press Release dated October 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

October 16, 2009	By:	/s/ Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 15, 2009.
99.2	Press Release dated October 16, 2009.

Exhibit 99.1

First Federal Bank of California home-loan modifications pass $1.4 billion
In most active quarter yet; loan delinquencies fall sharply from peak

Los Angeles, Calif. (October 15, 2009) – September figures show that First Federal Bank of California, a wholly owned subsidiary of FirstFed Financial Corp. (OTC-FFED.PK), has modified more than $1.4 billion worth of home mortgages, enabling nearly 3,000 California families to avert foreclosure. The Bank’s workouts continue to perform better than those of banks nationally, fulfilling the Obama Administration’s goal for lenders to provide affordable and sustainable mortgages to borrowers who face hardship.

The strong loan-modification results accompany other positive financial trends for First Federal Bank of California. Overall loan delinquencies declined significantly as of September 30, 2009 compared to their previous peak levels. Loans that were 30-59 days delinquent fell to $70.6 million as of September 30, or 55% lower than the $157.5 on January 31, 2009, according to unaudited, unconsolidated monthly results. Loans that were greater than 60 days delinquent fell to $16.8 million, or 95% lower than the $341.3 million on February 28, 2009. Loans in foreclosure fell 38% to $281.8 million from $456.2 million on June 30, 2009.

September capped the most active three-month period for loan modifications since First Federal Bank of California launched its program (see table below). Nearly 900 mortgages worth some $442 million were modified in the July to September quarter. The Bank, a Southern California community lender for 80 years, has reached out to residential-mortgage holders and to date, has successfully modified more than one-third of its option arm loan portfolio.

First Federal Bank of California’s early, proactive and sustained effort to respond to its borrowers’ needs has produced a pace-setting loan-modification program. Compared to the national average, far fewer loans modified by the Bank have defaulted as of August 31, the latest date for which there is comparative data. Just 28.3% of the loans modified by First Federal Bank of California in the first quarter of 2008 had become at least 30 days delinquent 12 months after they were modified. By contrast, that figure is 65.9% for national banks and federally regulated thrifts, according to a September report by the Office of the Comptroller of the Currency and the Office of Thrift Supervision.

In other words, for the earliest home loans that were modified – those with the longest track record by which to measure performance – two-thirds of the mortgages nationally have fallen 30 days behind, while less than one-third of First Federal Bank of California’s are similarly delinquent. Thanks to refinements in its loan-modification program and its flexibility in working with borrowers because the Bank holds the mortgages in its own portfolio, First Federal Bank of California has steadily improved its success rate (see graph below).

The most recent results show that the Bank modified 304 home mortgages worth $153 million in September, nearly three times the volume of its loan modifications in September 2008. First Federal Bank of California acted early to offer modifications even before borrowers defaulted on their payments. Over 90% of the loans that the Bank has modified since the program started were current at the time they were modified. The Bank converted many adjustable-rate loans into fixed-rate mortgages for up to 10 years and eliminated negative-amortization provisions for modified loans. These steps have reduced the risk of foreclosure and potential loan losses.

Loan delinquency trends also point to reduced risk of foreclosure. Recently, loans that were 30-59 days delinquent largely have not deteriorated to more serious categories of delinquency in following months. They either have been cured or they remained less than 60 days delinquent.

First Federal Bank of California, a federally chartered savings association, operates 39 retail banking offices in Southern California. FirstFed Financial Corp. is a savings and loan holding company.
Date Modified	Total Modified Loans	Total Modified Balance
02/29/08	133	$67,047,095
03/31/08	86	$41,770,910
04/30/08	122	$57,674,168
05/31/08	68	$31,913,335
06/30/08	135	$61,669,438
07/31/08	178	$82,481,190
08/31/08	128	$55,524,834
09/30/08	122	$57,784,775
10/31/08	109	$50,748,718
11/30/08	67	$29,364,029
12/31/08	102	$52,771,594
01/31/09	79	$34,496,170
02/28/09	110	$53,989,363
03/31/09	156	$77,157,055
04/30/09	174	$85,036,389
05/31/09	132	$59,723,698
06/30/09	140	$69,526,456
07/31/09	221	$105,632,386
08/31/09	361	$182,824,246
09/30/09	304	$153,140,462
Total	2,927	$1,410,276,311

Approved Modifications
30+ days Delinquent, in FC or REO as a % of Respective Month's Modifications (1)

80%
70%
60%
50%
40%
30%
20%
10%
0%
67.0%
65.30%
65.9%
63.9%
60.30%
60.7%
59.0%
55.80%
53.6%
49.6%
46.4%
45.2%
42.7%
40.3%
31.7%
28.3%
27.9%
28.2%
20.5%
19.6%
18.3%
15.5%
14.5%
12.7%
12.5%
4.4%
Month 1
Month 3
Month 5
Month 7
Month 9
Month 11
Month 13
Month 15
Month 17
Months After Modification
FFB - 1Q'08
FFB - 2Q'08
FFB - 3Q'08
FFB - 4Q'08
FFB - 1Q'09
FFB - 2Q'09
OTS - 1Q'08
OTS - 2Q'08
OTS - 3Q'08
OTS - 4Q'08
OTS - 1Q'09

(1) OTS/OCC percentages as of June 30, 2009 (OCC and OTS Mortgage Metrics Report); FirstFed percentages as of August 31, 2009

This news release contains certain forward‐looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward‐looking statements are subject to various factors, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, changes in laws and regulations affecting the Company’s business, the California real estate and job markets, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward‐looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward‐looking statements.

CONTACT INFORMATION:

Steve Sugerman
(310) 689-7535

Exhibit 99.2

FirstFed Financial Corp. Announces Extension of Expiration Date and
Consent Payment Deadline for Tender Offers and Consent Solicitations

Los Angeles, California – October 16, 2009 – FirstFed Financial Corp. (OTC-FFED.PK; the “Company”) announced today that it is extending the Expiration Date and Consent Payment Deadline with respect to its previously announced cash tender offers and consent solicitations for its outstanding senior debt securities (the “Securities”).

The Expiration Date will now be 5:00 p.m., New York City time, on October 16, 2009, unless extended or earlier terminated by the Company, and the Consent Payment Deadline will now be 5:00 p.m., New York City time, on October 16, 2009, unless extended or earlier terminated by the Company. In order to be eligible to receive the purchase price of $200.00 per $1,000 in principal amount of Securities, which includes the consent payment of $20.00 per $1,000 in principal amount of Securities, holders must validly tender, and not validly withdraw, their Securities prior to the Consent Payment Deadline.  Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended, will be promptly after the applicable Expiration Date.

The terms and conditions of the tender offers and consent solicitations are described in the Offer to Purchase and Consent Solicitation Statement, dated June 19, 2009 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal and Consent.  Except for the extension of the Expiration Date and Consent Payment Deadline as described in this press release, all other terms and conditions of the tender offers and consent solicitations remain unchanged.

As of 5:00 p.m., New York City time, on October 15, 2009, the Company had received tenders and consents from holders of $50,000,000 in aggregate amount of the Fixed/Floating Rate Senior Debt Debentures due March 15, 2016, representing 100% of such securities, $20,000,000 in aggregate amount of the Fixed/Floating Rate Senior Debt Debentures due June 15, 2015, representing 40% of such securities, and $43,000,000 in aggregate amount of the Fixed/Floating Rate Senior Debt Debentures due June 15, 2017, representing 86% of such securities.

For additional information regarding the terms of the tender offers and consent solicitations, please contact James P. Giraldin, President and Chief Operating Officer of the Company, at (310) 302-1713.  Requests for documents may be directed to the Corporate Secretary of the Company at (310) 302-5600.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Securities. The tender offers and consent solicitations are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations.

About FirstFed Financial Corp.

FirstFed Financial Corp. is a savings and loan holding company.  The Company owns and operates First Federal Bank of California, a federally chartered savings association.  The Company’s principal executive offices are located at 12555 W. Jefferson Boulevard, Los Angeles, California 90066, and its telephone number is (310) 302-5600.  Information about the Company, including corporate background and press releases, is available through the Company’s website at www.firstfedca.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to, the ability and willingness of borrowers to pay their mortgage loans, which is affected by external factors such as interest rates, the California real estate market and the strength of the California market, in particular employment levels; fluctuations between consumer interest rates and the cost of funds; federal and state regulation of lending, deposit and other operations, including the regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; competition for financial products and services within the Bank’s market areas; operational and infrastructural risks; capital market activities; critical accounting estimates; and such other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

James P. Giraldin
President and Chief Operating Officer
FirstFed Financial Corp.
(310) 302-1713